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                                                                    EXHIBIT 21.1

                          MEDCO HEALTH SOLUTIONS, INC.
                             List of Subsidiaries

                                                                 Jurisdiction of
Subsidiary Name                                          Incorporation/Formation
-----------------------------------------------------    -----------------------

Bravell, Inc.                                                   Wisconsin
Medco Containment Insurance Company of New Jersey               New Jersey
Medco Containment Insurance Company of New York                 New York
Medco Containment Life Insurance Company                        Pennsylvania
Medco Health, L.L.C.                                            Delaware
Medco Health New York Independent Practice
 Association, L.L.C.                                            New York
Medco Health Puerto Rico, L.L.C.                                Delaware
Medco Health Receivables, L.L.C.                                Delaware
Medco Health Solutions of Columbus North, Ltd.                  Ohio
Medco Health Solutions of Columbus West, Ltd.                   Ohio
Medco Health Solutions of Fairfield, L.L.C.                     Pennsylvania
Medco Health Solutions of Henderson, Nevada, L.L.C.             Delaware
Medco Health Solutions of Hidden River, L.C.                    Florida
Medco Health Solutions of Las Vegas, Inc.                       Nevada
Medco Health Solutions of Netpark, L.L.C.                       Delaware
Medco Health Solutions of North Versailles, L.L.C.              Pennsylvania
Medco Health Solutions of Parsippany, L.L.C.                    New Jersey
Medco Health Solutions of Richmond, L.L.C.                      Virginia
Medco Health Solutions of Sabal Park, L.C.                      Florida
Medco Health Solutions of Spokane, Inc.                         Washington
Medco Health Solutions of Texas, L.L.C.                         Texas
Medco Health Solutions of Willingboro, L.L.C.                   New Jersey
medcohealth.com, L.L.C.                                         New Jersey
Merck-Medco of Willingboro Urban Renewal, L.L.C.                New Jersey
NJRE, L.L.C.                                                    New Jersey
PharMark Corporation                                            Delaware
ProVantage Health Management Services, Inc.                     Delaware
ProVantage Mail Services, Inc.                                  Minnesota
PRO VMED, L.L.C.                                                Wisconsin
PVHS, Inc.                                                      Delaware
Systemed, L.L.C.                                                Delaware
The Institute for Effectiveness Research, L.L.C.                Delaware
NRX Federal Corp.                                               Delaware